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                                                                    EXHIBIT 10.2

                 FIRST AMENDMENT TO EMPLOYEE BENEFITS AGREEMENT

         THIS FIRST AMENDMENT TO THE EMPLOYEE BENEFITS AGREEMENT ("Agreement") is made as of February 6, 2001. The parties ("Parties") to this Agreement are Flowers Industries, Inc., a Georgia corporation ("Tulip"), and Flowers Foods, Inc., a Georgia corporation ("Spinco").

                                    RECITALS

         WHEREAS, pursuant to the terms of that certain Distribution Agreement dated October 26, 2000 ("Distribution Agreement") by and between Tulip and Spinco, Tulip has agreed to distribute to its shareholders the stock of Spinco (the "Spin-Off"), to which it will have transferred the stock of those Subsidiaries and certain other assets owned by Tulip as referred to in Section
2.1 of the Distribution Agreement;

         WHEREAS, Spinco will employ directly certain persons who were employed by Tulip, and the companies which are or will be owned by Spinco will employ or continue to employ certain persons who have participated in employee benefit programs sponsored by Tulip;

         WHEREAS, the Parties entered into an Employee Benefits Agreement, dated as of October 26, 2000 ("Employee Benefits Agreement") in order to set forth the terms and conditions pursuant to which Spinco shall provide employee benefits to those employees of Spinco and its subsidiaries who currently are employed in connection with the Spinco Business (as that term is defined in Section 1.1 of the Distribution Agreement), including the arrangements for transition in the provision of said benefits from plans and programs sponsored by Tulip for its own employees and those of its Subsidiaries to plans sponsored directly by Spinco for its employees and those of its Subsidiaries;

         WHEREAS, Section 5.5 of the Employee Benefits Agreement provides that the Employee Benefits Agreement may be modified or amended by written agreement of the Parties;

         WHEREAS, the Parties wish to make certain modifications and amendments to the Employee Benefits Agreement and otherwise to confirm and ratify the provisions of the Employee Benefits Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

         1.1 Section 2.2(a) of the Employee Benefits Agreement is amended by deleting the first three sentences and inserting in their place the following:

                  Effective immediately subsequent to the Distribution Time, Tulip shall terminate the employment of all of the Employees who are employees of Tulip at that time. Spinco shall make an offer of


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                  employment, effective at said time, to substantially all such
                  Employees. Spinco and its Affiliates shall be solely responsible for, and shall indemnify, defend, reimburse and hold Tulip and its Affiliates harmless from and against, any and all obligations to such Employees, whether arising under any Employee Benefit Plan, any Employee/Labor Law or otherwise, arising out of or relating to their employment with Tulip and its Affiliates, including without limitation as a result of the termination of their employment pursuant hereto, the consummation of the transactions contemplated hereby, the making of such offer of employment, and the consequences of such Employees' acceptance or rejection thereof.

                                   ARTICLE 2

         2.1 Section 3.5 of the Employee Benefits Agreement is hereby amended in its entirety to provide as follows:

                           3.5 Multiemployer Pension Plans. Spinco shall be solely responsible for, and shall indemnify, defend, reimburse and hold Tulip and its Affiliates harmless from and against, any and all liabilities (including without limitation any secondary withdrawal liability) of Tulip and its Affiliates to, with respect to or arising in connection with the Retail, Wholesale and Department Store International Union and Industry Pension Fund, the Bakery and Confectionery Workers Union and Industry Pension Fund, and the Employer-Teamsters Joint Council No. 84 Pension Fund, except for liabilities arising out of the participation in such Pension Funds, as a participating or contributing employer, by Keebler Foods Company or one of its Subsidiaries, with respect to Elf Employees.

                                   ARTICLE 3

         3.1 Section 3.9 of the Employee Benefits Agreement is hereby amended in its entirety to provide as follows:

                           3.9 Severance. As soon as practicable hereafter, and in no event later than the day before the day during which the Distribution Time occurs: (i) Tulip shall terminate the Tulip Severance Policy pursuant to resolutions substantially in the form attached hereto as Exhibit D; and (ii) Spinco shall establish a severance policy for the benefit of employees of Spinco and its Subsidiaries.


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                                   ARTICLE 4


         4.1 Except as specifically provided herein, the Employee Benefits Agreement shall remain in full force and effect, in accordance with its terms.

                                   ARTICLE 5

         5.1 Terms that are capitalized, but not defined, herein shall have the meanings assigned to those terms in the Employee Benefits Agreement.


         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the day and year first above written.



                                        FLOWERS INDUSTRIES, INC.

                                        By: /s/ G. Anthony Campbell
                                           -----------------------------------
                                        Name: G. Anthony Campbell
                                             ---------------------------------
                                        Title: Secretary and General Counsel
                                              --------------------------------


                                        FLOWERS FOODS, INC.

                                        By: /s/ G. Anthony Campbell
                                           -----------------------------------
                                        Name: G. Anthony Campbell
                                             ---------------------------------
                                        Title: Secretary and General Counsel
                                              --------------------------------


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